CHANGE IN CONTROL AGREEMENT


          AGREEMENT entered into as of September 12, 1995,

between THE PERKIN-ELMER CORPORATION, a New York corporation having its principal place of business at Norwalk, Connecticut

(the "Company") and TONY L. WHITE (the "Employee") presently residing at 575 Stable Lane, Lake Forest, Illinois 60045.

          WHEREAS, the Employee has rendered and/or will render

valuable services to the Company and it is regarded as essential by the Company that it have the benefit of his services in future years; and

          WHEREAS, the Board of Directors of the Company (the

"Board") believes that it is essential that, in the event of the possibility of a Change in Control of the Company (as defined herein), the Employee be able to continue his attention and

dedication to his duties and to assess and advise the whether such proposals would be in the best interest of the Company and its shareholders without distraction regarding any uncertainty concerning his future with the Company; and

          WHEREAS, the Employee is willing to agree to continue

to serve the Company in the future;

          NOW, THEREFORE, it is mutually agreed as follows:

          1.     Employment.  The Company agrees to employ Employee, and

the Employee agrees to serve as an employee of the Company or one or more of its subsidiaries during the Period of Employment (as defined in Section 2 hereof) in such executive capacity as

Employee served immediately prior to the commencement of the

Period of Employment.  The Employee also agrees to serve during the Period of Employment as Chairman of the Board of the Company

and as a member of any committee of the Board.

          2.     Period of Employment.

          (a)    The "Period of Employment" shall be the period of

thirty-six (36) months commencing on the date of a Change in

Control and the period of any extension or extensions thereof in accordance with the terms of this Section 2.  The Period of

Employment shall be extended automatically by one week for each week in which the Employee's employment continues after the date of a Change in Control, subject to the provisions of paragraph

(b) hereof.


          (b)    Notwithstanding the provisions of paragraph (a) hereof,

the Period of Employment shall terminate upon the occurrence of the earlier of (i) the Employee's attainment of age 65, or the election by the Employee to retire early from the Company under any of its retirement plans, (ii) the death of the Employee,

(iii) the Disability of the Employee (as defined in Section 3 hereof), (iv) any termination of Employee's employment with the

Company for Cause or without Good Reason or (v) the sixth

anniversary of the commencement of the Period of Employment.


          (c)    In the case of termination of the Period of Employment

pursuant to Section 2(b)(iv), "Termination Date" means the date of receipt by the Employee or the Company of notice of termination given by the other party, or such later date (but not more than 30 days thereafter) as may be specified in such notice.

          3.      Definitions.  For purposes of this Agreement, the

following terms shall have the meanings set forth in this

     Section 3.

          (a)    Cause.  "Cause" means termination upon (i) the willful and continued failure by the Employee to perform substantially his duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness)

after a demand for a substantial performance is delivered to the

Employee by the Board which specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties, or (ii) the willful engaging by the

Employee in illegal conduct which is materially and demonstrably injurious to the Company.  For purposes of this Section 3(a), no act, or failure to act, on the part of the Employee shall be considered "willful" unless done, or omitted to be done, by the

Employee in bad faith and without reasonable belief that the

Employee's action or omission was in, or not opposed to, the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the

Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the

Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three

quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable

notice to the Employee and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth above in (i) or (ii) of this Section 3(a) and specifying the particulars thereof in detail.

          (b)    Cash Compensation.  "Cash Compensation" shall mean the sum of (i) Employee's Base Salary (determined in accordance with the provisions of Section 5(a) hereof) and (ii) the average Incentive

Compensation (provided for under Section 5(b) hereof) which shall be an amount equal to the greater of (x) the average of the

amount of Employee's Incentive Compensation for the last three completed fiscal years immediately prior to the Employee's

termination of employment or (y) the target amount of such

Employee's Incentive Compensation for the fiscal year in which his termination of employment occurs; provided, however, that if the Employee was not employed by the Company for the entirety of the three completed fiscal years immediately prior to the

Employee's termination of employment, the Employee's average

Incentive Compensation shall be deemed to be the target amount of such Employee's Incentive Compensation for the fiscal year in which his termination of employment occurs.


          (c)    Change in Control.  "Change in Control" means the

occurrence of any of the following: an event that would be

required to be reported (assuming such event has not been

"previously reported") in response to Item 1(a) of the Current

Report on Form 8-K, as in effect on the date hereof, pursuant to

Section 13 or 15(d) of the Securities Exchange Act of 1934;

provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (i) any "person"

within the meaning of Section 14(d) of the Securities Exchange

Act of 1934 becomes the "beneficial owner" as defined in Rule

13d-3 thereunder, directly or indirectly, of more than 25% of the

Company's Common Stock, (ii) during any two-year period,

individuals who constitute the Board of Directors of the Company

(the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof,

provided that any person becoming a director during such period whose election or nomination for election by the Company's

stockholders was approved by a vote of at least three quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination)

shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board or (iii) the approval by the Company's stockholders of the sale of all or substantially all of the stock or assets of the Company.

          (d)    Disability.  "Disability" means the absence of the

Employee from his duties with the Company on a full-time basis for one hundred eighty (180) consecutive days as a result of incapacity due to physical or mental illness.


          (e)    Good Reason.  "Good Reason" means:

          (i)     an adverse change in the status of the Employee (other

than any such change primarily attributable to the fact that the

Company may no longer be publicly owned) or position(s) as an officer of the Company as in effect immediately prior to the commencement of the Period of Employment or the assignment to the

Employee of any duties or responsibilities which, in his

reasonable judgment, are inconsistent with such status or

position(s), or any removal of the Employee from or any failure to reappoint or reelect him to such position(s) (except in

connection with the termination of the Employee's employment for

Cause, Disability or upon attaining age 65 or upon taking early retirement under any of the Company's retirement plans, or as a result of death or by the Employee other than for Good Reason);

          (ii)   a reduction by the Company in the Employee's Base Salary;

          (iii)  a material reduction in the Employee's total annual compensation, a reduction for any year of over 10% of total compensation measured by the preceding year without a substantially similar reduction to all other executives

participating in incentive compensation plans shall be considered

"material."  The failure of the Company to adopt or renew a stock option plan or to grant amounts of restricted stock or stock options, which are consistent with the Company's prior practices,

to the Employee shall be considered a reduction, unless the

Employee participates in substitute programs that provide

substantially equivalent economic value to the Employee;

          (iv)    the failure by the Company to continue in effect any

Benefit Plan in which Employee was participating at the time of the Change in Control (or Benefit Plans providing Employee with at least substantially similar benefits) other than as a result of the normal expiration of any such Benefit Plan in accordance with its terms as in effect at the time of the Change in Control,

or the taking of any action, or the failure to act, by the

Company which would adversely affect Employee's continued

participation in any such Benefit Plans on at least as favorable a basis to Employee as is the case immediately prior to the

Change in Control or which would materially reduce Employee's benefits in the future under any of such Benefit Plans or deprive

Employee of any material benefit enjoyed by Employee immediately prior to the Change in Control;

          (v)    the failure by the Company to provide and credit Employee

with the number of paid vacation days to which Employee was then entitled in accordance with the Company's normal vacation policy as in effect immediately prior to the Change in Control; and

          (vi)   the Company's requiring the Employee to be based more than fifty miles from Norwalk, Connecticut except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which he undertook on behalf of the Company prior to the commencement of the Period of

Employment.

          4.     Duties During the Period of Employment.  The Employee

shall devote his full business time, attention and best efforts to the affairs of the Company and its subsidiaries during the

Period of Employment; provided, however, that the Employee may engage in other activities, such as activities involving

charitable, educational, religious and similar types of

organizations, speaking engagements, membership on the boards of directors of other organizations, and similar type activities to the extent that such other activities do not prohibit the

performance of his duties under this Agreement, or inhibit or conflict in any material way with the business of the Company and its subsidiaries.


          5.     Current Cash Compensation.

          (a)    Base Salary.  The Company will pay to the Employee while

employed by the Company an annual base salary ("Base Salary") in an amount determined by the Board or its Compensation Committee which shall in no event be less than the higher of (i) his Base

Salary immediately prior to the commencement of the Period of

Employment or (ii) his Base Salary during the last completed fiscal year of the Company ("Fiscal Year") preceding the Period of Employment; provided, however, that for purposes of this

Section 5(a), the Employee's Base Salary under clauses (i) and

(ii) of this Section 5(a) shall be deemed to include an amount which is equal to the greater of (x) the fair market value of

12,000 shares of Company common stock immediately prior to a

Change in Control or (y) $400,000; provided, further, that it is agreed between the parties that the Company shall review

annually, and in light of such review may, in the discretion of the Board or its Compensation Committee, increase such Base

Salary taking into account the Employee's responsibilities,

inflation in the cost of living, compensation of other executives of the Company and its subsidiaries, increase in salaries of executives of other corporations, performance by the Employee,

and other pertinent factors.  The Base Salary shall be paid in substantially equal biweekly installments while employed

hereunder.

          (b)    Incentive Compensation.  While employed hereunder, the

Employee shall continue to participate in such of the Company's incentive compensation programs for executives as he participated in prior to the commencement of the Period of Employment.  Any amount awarded to the Employee under such programs shall be paid to Employee in accordance with the terms thereof.

          6.     Employee Benefits.

          (a)    Vacation and Sick Leave.  The Employee shall be entitled

to a paid annual vacation of not less than twenty (20) business days during each calendar year while employed hereunder and to reasonable sick leave.

          (b)    Regular Reimbursed Business Expenses.  The Company shall

reimburse the Employee for all expenses and disbursements

reasonably incurred by the Employee in the performance of his duties while employed hereunder.

          (c)    Employee Benefit Plans, Programs or Arrangements. While

employed hereunder, Employee shall be entitled to participate in all employee benefit plans, programs or arrangements ("Benefit

Plans") of the Company, in accordance with the terms thereof, as presently in effect or as they may be modified by the Company from time to time, which the Company makes available to senior executives of the Company.  For purposes of this Agreement,

Benefit Plans shall include, without limitation, any compensation plan such as an incentive, deferred, stock option or restricted stock plan or any employee benefit plan such as a thrift,

pension, profit sharing, medical, dental, disability, salary continuation, accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit employees.

          (d)    Auto Allowance and Other Perquisites.  While employed

hereunder, Employee shall receive an automobile allowance of

$20,000 per year, and the Company shall also reimburse Employee for the reasonable costs of financial planning and tax

preparation in accordance with Company policy as in effect from time to time.  In addition, Employee shall be entitled, while employed hereunder, to any other perquisites and fringe benefits not specifically mentioned herein that are made available to senior executives of the Company, subject to the terms of this

Agreement and commensurate with his position with the Company.

(e)    Supplemental Pension Benefit.  It is understood that

Employee has been employed by his prior employer for a period of twenty-five years ("Prior Service Period").  In addition to

receiving credit under the Company's qualified defined benefit plan ("Pension Plan") and the Company's non-qualified

Supplemental Retirement Plan and Contingent Compensation Plan for

Key Executives (collectively, "Non-Qualified Plans") for

Employee's service with the Company under the terms of this

Agreement, the Company shall pay Employee a special supplemental pension benefit equal to the amount which he would receive under the Pension Plan and the Non-Qualified Plans if Employee were credited with his Prior Service Period under the Pension Plan and the Non-Qualified Plans; provided, however, that Employee shall vest in 50 percent of his benefits hereunder at the commencement of the Employee's employment and in the remaining benefits hereunder at the rate of 10 percent per year commencing on the first anniversary of the date the Employee's employment

commenced.  Employee's benefit hereunder shall be calculated in the manner set forth in Exhibit A hereto.  Any benefits payable to Employee hereunder shall be reduced by $111,528 per year, and shall also be reduced by any amounts paid to Employee under the

Pension Plan or the Non-Qualified Plans.

          7.     Termination of Employment.

          (a)    Termination by the Company for Cause or Termination by the

Employee Other Than for Good Reason.  If the Company terminates the employment of the Employee for Cause or if the Employee

terminates his employment other than for Good Reason the Company shall pay the Employee (i) his Base Annual Salary, as provided in paragraph (a) of Section 5 hereof, through the end of the month in which the date of termination occurs, (ii) any Incentive

Compensation payable to him pursuant to paragraph (b) of Section

5 hereof, including a pro rata share for any partial year, (iii)

any accrued vacation pay, and (iv) benefits payable to him

pursuant to the Company's Benefit Plans through the end of the month in which the termination of employment occurs.  The amounts and benefits set forth in clauses (i), (ii), (iii), and (iv) of the preceding sentence shall hereinafter be referred to as

"Accrued Benefits."

          (b)    Termination by the Company Without Cause or by the

Employee for Good Reason.  If the Company terminates the

Employee's employment with the Company without Cause, or if the

Employee terminates his employment with the Company for Good

Reason, the Company will pay to Employee all Accrued Benefits and, in addition, pay or provide to the Employee the following:

            (i)       within thirty (30) days after the Termination

                 Date a lump sum equal to 300 percent of Employee's Cash

                 Compensation; and

           (ii) for a period of three years immediately following his

                Termination Date, the Employee and his family shall continue to participate in any Benefit Plans of the Company (as defined in

                Section 6(c) hereof) in which he or his family participated at any time during the one-year period ending on the day

                immediately preceding his termination of employment, provided that (a) such continued participation is possible under the terms of such Benefit Plans, and (b) the Employee continues to pay contributions for such participation at the rates paid for similar participation by active Company employees in similar positions to that held by the Employee immediately prior to the

                Termination Date.  If such continued participation is not

                possible, the Company shall provide, at its sole cost and

                expense, identical benefits to the Employee plus pay an

                additional amount to the Employee equal to the Employee's

                liability for federal, state and local income taxes on such amounts;

           (iii)          three years of additional vesting credit for

                purposes of Section 6(e) hereof and three additional years of service credit under the Company's Non-Qualified Plans and, for purposes of such plans, Employee's final average pay shall be deemed to be the sum of his then current Base Salary and his

                Target Bonus for the year in which the Termination Date occurs;

          (iv)      the Company shall take all reasonable actions to cause

                any Restricted Stock granted to Employee to become fully vested and any Options granted to Employee to become fully exercisable and in the event the Company cannot effect such vesting or acceleration, the Company shall pay to Employee (i) with respect to each Option, an amount equal to the product of (x) the number of unvested shares subject to such Option, multiplied by (y) the excess of the fair market value of a share of Company common stock on the date of Employee's termination of employment, over the per share exercise price of such Option and (ii) with

                respect to each unvested share of Restricted Stock an amount equal to the fair market value of a share of Company common stock on the date of Employee's termination of employment.


The amounts payable to the Employee under this paragraph (b)

shall be absolutely owing and shall not be subject to reduction or mitigation as a result of employment of the Employee elsewhere after the Termination Date.

          8.     Gross-Up.  In the event any amounts due to the Employee

under this Agreement, under the terms of any Benefit Plan or otherwise payable by the Company or an affiliate of the Company are subject to excise taxes under Section 4999 of the Internal

Revenue Code of 1986, as amended ("Excise Taxes"), the Company shall pay to the Employee, in addition to any other payments due under other provisions of this Agreement, an amount equal to the amount of such Excise Taxes plus the amount of any federal, state and local income or other taxes and Excise Taxes attributable to all amounts, including income taxes, payable under this Section

8.

         9.     Governing Law.  This Agreement is governed by, and is to

be construed and enforced in accordance with the laws of the

State of Connecticut.  If under such law any portion of this

Agreement is at any time deemed to be in conflict with any

applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or,

if that is not possible, to be omitted from this Agreement; and

the invalidity of any such portion shall not affect the force,

effect and validity of the remaining portion hereof.

          10.     Notices.  All notices under this Agreement shall be in

writing and shall be deemed effective when delivered in person

(in the Company's case, to its Secretary) or seventy-two (72)

hours after deposit thereof, in the U.S. mail, postage prepaid,

for delivery as registered or certified mail --addressed, in the case of the Employee, to him at his residential address, and in the case of the Company, to its corporate headquarters, attention of the Secretary, or to such other address as the Employee or the

Company may designate in writing at any time or from time to time to the other party.  In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by telegram,

fax or telex.

         11.    Miscellaneous.  Upon a Change in Control, this Agreement

shall constitute the entire understanding between the Company and the Employee relating to the employment of the Employee by the

Company and shall supersede all prior written and oral agreements and understandings with respect to the subject matter of this

Agreement.  This Agreement may be amended only by a subsequent written agreement of the Employee and the Company. This Agreement shall be binding upon and shall inure to the benefit of the

Employee, his heirs, executors, administrators, beneficiaries and assigns and to the benefit of the Company and its successors.

Notwithstanding anything in this Agreement to the contrary, this

Agreement shall terminate if Employee or the Company terminate

Employee's employment prior to a Change in Control of the

Company.

         12.    Fees and Expenses.  The Company shall pay all reasonable

legal fees and related expenses incurred by the Employee in

connection with the Agreement following a Change in Control of the Company, including without limitation, all such fees and expenses, if any, incurred in connection with: (i) contesting or disputing, any termination of the Employee's employment

hereunder; or (ii) the Employee seeking to obtain or enforce any right or benefit provided by the Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed

this Agreement as of the year and day first above written.


                              THE PERKIN-ELMER CORPORATION



                              By:/s/ Gaynor N. Kelley
                                 Gaynor N. Kelley
                                 Chairman, President and
                                 Chief Executive Officer



                              ACCEPTED AND AGREED:



                              /s/ Tony L. White
                              TONY L. WHITE